Exhibit 99.1

For Immediate Release

China TransInfo Technology Corp.	CCG Investor Relations Inc.
Ms. Fan Zhou, Director of IR	Mr. Crocker Coulson, President
Phone: +86-10-82671299 ext 8033 (Beijing)	Phone: +1-646-213-1915 (New York)
Email: ir@ctfo.com	Email: crocker.coulson@ccgir.com
Graham Reed, Financial Writer
Email: graham.reed@ccgir.com
Tel: +1-646-213-1907
Web site: www.ccgirasia.com

China TransInfo Technology Corp. Announces First Quarter 2009 Results

Beijing, China – May 12, 2009, China TransInfo Technology Corp., (Nasdaq: CTFO) ("China TransInfo" or "the Company"), a leading provider of public transportation information systems technology and comprehensive solutions in the People's Republic of China ("PRC"), today reported its financial results for the quarter ended March 31, 2009.

First Quarter 2009 Highlights

  Sales increased 40.3% year-over-year to $6.5 million

  Gross profit increased 39.7% year-over-year to $3.3 million, or 51.0% of sales

  Operating income decreased 15.8% year-over-year to $1.5 million

  Net income decreased 15.6% year-over-year to $1.4 million, or $0.06 per fully diluted share

  Non-GAAP adjusted net income was $1.5 million, or $0.07 per fully diluted share

  Signed a one-year taxi advertisement placement agreement with a total value of RMB 1.1 million (approximately $0.2 million) in Huhhot

  Signed a contract to provide real-time traffic data mapping software add-ons to Motorola China mobile phones

  Completed corporate restructuring to more clearly separate the Company's business segments and centralize business management

"In the first quarter of 2009, we continued to see strong demand in our business sectors, allowing us to achieve solid top line growth. As part of the RMB 4 billion (approximately $586 billion) economic stimulus plan initiated by the Chinese central government at the end of 2008, the domestic transportation sector is expected to see a boost in public spending over the next several years," said Mr. Shudong Xia, chief executive officer of China TransInfo. "Aside from healthy growth in our normal business operations, we have made substantial investments in the research of new technology and products directed towards the consumer market. We believe that these short term increases in R&D spending will strengthen our position in the long term."

May 12, 2009	CTFO Q1 2009 Earning Results	page 2

First Quarter 2009 Results

For the quarter ended March 31, 2009, revenue was $6.5 million, a 40.3% increase from $4.6 million during the same period of 2008. This was primarily due to the increase in sales of products and applications in the transportation sector, which accounted for 72.7% of total revenue, up from 46.6% a year ago. The Digital City business segment contributed 26.6% of total revenue while Land and Resources accounted for less than 1.0%, compared to 41.3% and 11.4% in the same quarter of last year, respectively. The Company's bid-win rate was about 90% during the quarter, same as that during the same period in 2008.

Gross profit increased 39.7% to $3.3 million in the three months ended March 31, 2009 compared to $2.4 million in the prior year period. Gross margin was 51.0% as compared to 51.3% during the same period in 2008. The slight decrease in gross margin was due to the slight increase in sales of lower margin hardware components as a percentage of total revenue during the three months ended March 31, 2009.

Selling, general and administrative expenses in the first quarter of 2009 were $1.9 million, an increase of 187.7% from $0.6 million in the first quarter of 2008. Among the SG&A expenses, selling expenses were about $0.4 million in the first quarter of 2009 as compared to $0.2 million in the same period of 2008. This increase resulted from the Company's expanded business scale as well as increased marketing activities to promote China TransInfo's brand recognition in the domestic transportation information industry.

During the first quarter of 2009, the Company spent $1.5 million, or 23.1% of total revenue, on administrative expenses, a 214.6% increase from $0.5 million in the first quarter of 2008. The increase in administrative expenses was due to increased staffing and expenses associated with being a public company as well as a significant increase in research and development efforts for the real time transportation platform and applications.

Operating income decreased 15.8% to $1.5 million, or 22.4% of the revenue, from $1.7 million, or 37.3% of the revenue, in the first quarter of 2008.

Net income decreased to $1.4 million in the three months ended March 31, 2009, or $0.07 per basic and $0.06 per fully diluted share, as compared to net income of $1.7 million, or $0.09 per basic and fully diluted share, during the same period in 2008. Adjusted net income excluding non-cash expenses such as share based compensation and amortization of intangible assets from acquisitions was $1.5 million, or $0.07 per share on a fully diluted basis.

Fully diluted shares outstanding increased from 19.9 million shares in the first quarter of 2008 to 22.3 million shares in the first quarter of 2009 as a result of the acquisition and issuance of additional shares from a private placement in July 2008.

May 12, 2009	CTFO Q1 2009 Earning Results	page 3

Financial Condition

As of March 31, 2009, cash and restricted cash totaled $13.4 million, down from $17.3 million on December 31, 2008. On March 31, 2009, the Company had working capital of $33.0 million and a current ratio of 4.1. Stockholders' equity totaled $49.0 million as of March 31, 2009, compared to $47.6 million at the end of 2008.

Net cash used in operations was $3.8 million for the three months ended March 31, 2009, compared with net cash provided by operations of $0.9 for the same period in 2008. This was mainly due to an increase in restricted cash and the cost of estimated earnings in excess of billings on uncompleted contracts as well as a decrease in accounts payable in the quarter compared to the same period of 2008.

Recent Events

  April 2009 - Ten of the Company's transportation information products and applications were included on the Beijing Municipal Government's most recent procurement list

  April 2009 - The Company signed a contract with the Beijing Transportation Information Center with a total value of RMB 12.2 million, or approximately $1.8 million to construct the Beijing Transportation Information Center's Transportation Industry Data Center System Database

  April 2009 - The Company signed contracts in Gansu Province and Shanxi Province with a combined value of roughly RMB 16.0 million, or approximately $2.3 million to construct the Gansu Transportation Geographic Information System (GIS) platform for the Gansu Provincial Ministry of Communication and a customized GIS platform for the Shanxi Provincial Department of Forestry

  April 2009 – The Company's board of directors adopted the 2009 Equity Incentive Plan which is subject to shareholder approval at the Annual Shareholder Meeting

  May 2009 - The Company announced that the Company will hold its 2009 Annual Shareholder Meeting at 9:00 am (Beijing Time), on May 29, 2009 at the Company's headquarters in Beijing

Business Outlook

"The Chinese government's determination to develop a modern, nationwide transportation infrastructure has given us tremendous growth opportunities. At China TransInfo, we are dedicated to becoming the leading transportation information solution and application provider in terms of both business scale and technology. We will continue working on the development of cutting edge technologies to ensure our products are the most sophisticated on the market," commented Mr. Xia. "As we continue to expand our transportation business, we were encouraged to see that 10 of our products and services were included on the Beijing Municipal Government's most recent procurement list, up from five last year. We view the steady stream of repeat business to be one of the strongest endorsements of the quality of our offerings."

May 12, 2009	CTFO Q1 2009 Earning Results	page 4

For the fiscal year ending December 31, 2009, China TransInfo is reaffirming its previously stated guidance of approximately $45.0 million in revenues and net income of approximately $13.0 million.

Conference Call

The Company will host a conference call at 08:00 a.m. Eastern Time on May 12, 2009 to discuss its first quarter 2009 results. To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 1-888 339-2688. International callers should dial +1-617-847-3007. When prompted by the operator, mention conference pass code 570 635 44.

If you are unable to participate in the call at this time, a replay will be available for 14 days after the call is held. To access the replay, dial 1-888-286-8010. International callers should dial +1-617-801-6888. The conference pass code is 478 545 36.

In addition, the call will be broadcast live over the internet via the following link:

http://www.chinatransinfo.com/event_calendar.html

Please go to the webcast via the link 10 minutes prior to the start of the call to register. The webcast of the call will be available through the same link for up to a year after the call occurs.

Use of Non-GAAP Financial Information

GAAP results for the three month periods ended March 31, 2009 include non-cash share based compensation and amortization of intangible assets from acquisitions. To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP financial information, which is adjusted net income and adjusted earnings per share, excluding the impact of these items in this release. The Company's management believes that these non-GAAP measures provide investors with a better understanding of how the results relate to the Company's historical performance. A reconciliation of adjustments to GAAP results appears below. This additional non-GAAP information is not meant to be considered in isolation or as a substitute for GAAP financials. The non-GAAP financial information that the Company provides also may differ from the non-GAAP information provided by other companies.

May 12, 2009	CTFO Q1 2009 Earning Results	page 5

About China TransInfo

China TransInfo, through its affiliate, China TransInfo Technology Group Co., Ltd., (the "Group Company") and the Group Company's PRC operating subsidiaries, is primarily focused on providing transportation information services. The Company aims to become the largest transportation information product and comprehensive solutions provider, as well as the largest integrated transportation information platform and commuter traffic media platform builder and operator in China. China TransInfo is involved in developing multiple applications in transportation, digital city, land and resource filling system based on GIS technologies which is used to service the public sector. In addition, the Company is developing its transportation system to include ETC technology. As the co-formulator to several transportation technology national standards, the Company has software copyrights for up to 75 software products and has won 5 of 10 model cases sponsored by PRC Ministry of Communications. The Company's affiliation with Peking University provides the Company access to the University's GeoGIS Research Laboratory, including 30 Ph.D. researchers. As a result, the Company is currently playing a key role in setting the standards for electronic transportation information solutions. For more information please visit the Company website at www.chinatransinfo.com.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements". These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website ( http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

May 12, 2009	CTFO Q1 2009 Earning Results	page 6

–FINANCIAL TABLES FOLLOW—

CHINA TRANSINFO TECHNOLOGY CORP. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended March 31,
	2009	2008

Revenues	$6,513,395	$4,641,249
Cost of revenues	3,190,897	2,262,425
Gross profit	3,322,498	2,378,824
Operating Expenses	1,865,719	648,400

Income from operations	1,456,779	1,730,424
Other income (expense):
Interest income	13,739	15,228
Interest expense	(45,721)	-
Subsidy income	29,302	-
Other expenses - net	(195)	-
Total other income (expense)	(2,875)	15,228
Net income before income taxes	1,453,904	1,745,652
Income tax expenses:
Current	3,296	-
Deferred	(3,417)	(65,607)
Total income tax expense (benefit)	(121)	(65,607)

Net income including noncontrolling interest	1,454,025	1,811,259
Less: Net income attributable to noncontrolling interests	5,339	93,962

Net income attributable to CTFO	$1,448,686	$1,717,297

Weighted average CTFO shares of outstanding -
basic	22,187,314	19,601,107
diluted	22,297,228	19,853,523
Earnings per share attributable to CTFO common shareholders -

basic	$0.07	$0.09
diluted	$0.06	$0.09

Comprehensive income
Net income including noncontrolling interest	$1,454,025	$1,811,259
Translation adjustments	(165,950)	836,012
Comprehensive income	$1,288,075	$2,647,271
Comprehensive income attributable to noncontrolling interest	$5,339	$93,962
Comprehensive income attributable to CTFO	$1,282,736	$2,553,309

May 12, 2009	CTFO Q1 2009 Earning Results	page 7

CHINA TRANSINFO TECHNOLOGY CORP. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

	March 31, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$10,621,010	$16,122,464
Restricted cash	2,753,262	1,209,542
Accounts receivable, net	7,331,280	7,735,742
Inventory	611,554	23,775
Cost and estimated earnings in excess of billings on uncompleted contracts	15,440,856	11,912,285
Prepayments	3,880,485	3,647,731
Other receivable	2,517,175	2,940,404
Deferred tax assets	214,836	211,708
Other current assets	316,115	-
Total current assets	43,686,573	43,803,651

Long-term investment	717,850	278,730

Property and equipment, net	10,152,205	9,874,005

Intangible assets, net	1,881,825	1,490,807

Goodwill	3,090,797	3,095,017

Other non-current assets	159,607	147,607

Total assets	$59,688,857	$58,689,817

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$4,579,931	$5,518,402
Notes payable	2,930,000	2,934,000
Due to related parties	309,333	528,485
Billings in excess of costs and estimated earnings on uncompleted contracts	1,533,530	846,971
Deferred revenue	18,519	214,256
Other payable and accrued liabilities	1,297,411	1,030,766
Total current liabilities	10,668,724	11,072,880

Commitments and contingencies

Stockholders' equity :
China TransInfo Technology Corp.
Preferred stock, par value $0.001 per share, 10,000,000 shares authorized and 0 shares issued and outstanding	-	-
Common stock, par value $0.001 per share, 150,000,000 shares authorized , 22,187,314 issued and outstanding	22,187	22,187
Additional paid-in capital	24,808,129	24,654,890
Retained earnings	20,422,910	18,974,224
Accumulated other comprehensive gain - translation adjustments	2,333,943	2,499,893
Total China TransInfo Technology Corp. shareholders' equity	47,587,169	46,151,194
Noncontrolling inerest	1,432,964	1,465,743
Total stockholders' equity	49,020,133	47,616,937

Total liabilities and stockholders' equity	$59,688,857	$58,689,817

May 12, 2009	CTFO Q1 2009 Earning Results	page 8

CHINA TRANSINFO TECHNOLOGY CORP. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL DATA

	For the Three Months ended		For the Three Months ended
Adjusted Net income	March 31, 2009		March 31, 2008

($)
Net Income Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
Adjusted Amount	1,512,706	0.07	1,760,033	0.09
Adjustments
Amortization of intangible assets from acquisitions (1)	4,359	0.00	-	-
Non-cash share based compensation	59,661	0.00	42,736	0.00
Amount per consolidated statement of operations	1,448,686	0.06	1,717,297	0.09

(1) Amortizations of intangible assets from acquisitions for Q1 2009 includes amortizations of intangible assets from acquisitions of China TranWiseway in 2008

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